UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

AMREP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMREP CORPORATION

(An Oklahoma corporation)
NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

September 19, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of AMREP Corporation (the “Company”) will be held at the offices of Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania on September 19, 2013 at 9:00 A.M. Eastern Time for the following purposes:

(1)           To elect one director in Class II to hold office until the 2016 annual meeting of shareholders and until his successor is elected and qualified;

(2)           To approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the accompanying proxy statement;

(3)           To approve, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers; and

(4)           To consider and act upon such other business as may properly come before the meeting.

In accordance with the Company’s By-Laws, the Board of Directors has fixed the close of business on July 26, 2013 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.  The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540.

Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors

Christopher V. Vitale, Secretary

Dated:	August 15, 2013
Princeton, New Jersey

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held On September 19, 2013

The Proxy Statement and Annual Report to Shareholders are available at http://www.cfpproxy.com/6674.

Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company’s annual report on Form 10-K for fiscal 2013, including the financial statements, filed with the Securities and Exchange Commission.  Any request should be directed to AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary.  There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing exhibits may be charged.

AMREP CORPORATION
300 Alexander Park, Suite 204
Princeton, New Jersey 08540
__________________________

PROXY STATEMENT
__________________________

ANNUAL MEETING OF SHAREHOLDERS

To be Held at 9:00 A.M. Eastern Time on September 19, 2013

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMREP Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on September 19, 2013, and at any continuation or adjournment thereof (the “Annual Meeting”).  The Annual Meeting will be held at the offices of Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania.

The Annual Report of the Company on Form 10-K for the fiscal year ended April 30, 2013 filed on July 16, 2013 with the Securities and Exchange Commission is included in this mailing but does not constitute a part of the proxy solicitation material.  This Proxy Statement and the accompanying Notice of 2013 Annual Meeting of Shareholders and proxy card are first being sent to shareholders on or about August 15, 2013.

QUESTIONS AND ANSWERS CONCERNING THE ANNUAL MEETING

What will be voted on at the Annual Meeting?

There are three matters scheduled for a vote:

•	Proposal Number 1: Election of one director in Class II to hold office until the 2016 annual meeting of shareholders and until his successor is elected and qualified;

•	Proposal Number 2: Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement; and

•	Proposal Number 3: Approval, on an advisory basis, of the preferred frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote “FOR” the election as director of the nominee named in this Proxy Statement. In addition, the Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement and that you select the option of “ONE YEAR” for the preferred frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record as of the close of business on July 26, 2013, the date fixed by the Board in accordance with the Company’s By-Laws, are entitled to notice of and to vote at the Annual Meeting.

If I have given a proxy, how do I revoke that proxy?

Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting.

How will my proxy be voted?

All properly executed, unrevoked proxies in the enclosed form that are received in time will be voted in accordance with the shareholders’ directions and, unless contrary directions are given, will be voted “FOR” the election as director of the nominee named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement and for the option of “ONE YEAR” for the preferred frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers.

What if a nominee is unwilling or unable to serve?

This is not expected to occur but, in the event that it does, proxies will be voted for a substitute nominee designated by the Board or, in the discretion of the Board, the position may be left vacant.

What are “broker non-votes”?

Under the rules that govern brokers, if brokers or nominees who hold shares in “street name” on behalf of beneficial owners do not have instructions on how to vote on matters deemed by the New York Stock Exchange to be “non-routine” (which include the proposals in this Proxy Statement), a broker non-vote of those shares will occur, which means the shares will not be voted on such matters.  If your shares are held in “street name,” you must cast your vote or instruct your nominee or broker to do so if you want your vote to be counted with respect to the proposals in this Proxy Statement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes as follows:

•	for Proposal Number 1 (for the election of a director), votes “For” and “Withhold” and broker non-votes;

•
for Proposal Number 2 (approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement), votes “For” and “Against,” abstentions and broker non-votes.  Abstentions are treated as shares present and entitled to vote on Proposal Number 2 and, therefore, will have the same effect as a vote “Against” Proposal Number 2; and

•
for Proposal Number 3 (approval, on an advisory basis, of the preferred frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers), votes for “One Year,” “Two Years” and “Three Years,” abstentions and broker non-votes.  Abstentions will have no effect on the outcome of the vote on Proposal Number 3.

Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•
With respect to Proposal Number 1 (for the election of a director), the one nominee receiving the highest number of “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote will be elected as director. This is referred to as a plurality.

•
Proposal Number 2 (approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement) must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote in order to be approved.

•
With respect to Proposal Number 3 (approval, on an advisory basis, of the preferred frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers), the choice of one year, two years or three years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote will be deemed to be the frequency preferred by the shareholders.

How many shares can be voted at the Annual Meeting?

As of July 26, 2013, the Company had issued and outstanding 7,195,454 shares of common stock, par value $.10 per share (“Common Stock”).  Each share of Common Stock is entitled to one vote on matters to come before the Annual Meeting.

How many votes will I be entitled to cast at the Annual Meeting?

You will be entitled to cast one vote for each share of Common Stock you held at the close of business on July 26, 2013, the record date for the Annual Meeting, as shown on the list of shareholders at that date prepared by the Company’s transfer agent for the Common Stock.

What is a “quorum?”

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions will be counted in determining whether a quorum is present at the Annual Meeting.  Broker non-votes will not be counted in determining whether a quorum is present at the Annual Meeting since broker non-votes have no effect and will not be counted towards the vote total for any proposal contained in this Proxy Statement.

Who may attend the Annual Meeting?

All shareholders of the Company who owned shares of record at the close of business on July 26, 2013 may attend the Annual Meeting.  If you want to vote in person and you hold Common Stock in street name (i.e., your shares are held in the name of a broker, dealer, custodian bank or other nominee), you must obtain a proxy card issued in your name from the firm that holds your shares and bring that proxy card to the Annual Meeting, together with a copy of a statement from that firm reflecting your share ownership as of the record date, and valid identification.  If you hold your shares in street name and want to attend the Annual Meeting but not vote in person, you must bring to the Annual Meeting a copy of a statement from the firm that holds your shares reflecting your share ownership as of the record date, and valid identification.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is information concerning the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of Common Stock by the persons who, to the knowledge of the Company, own beneficially more than 5% of the outstanding shares.  The table also sets forth the same information concerning beneficial ownership for each director of the Company, each named executive officer of the Company, and all directors and executive officers of the Company as a group.  Unless otherwise indicated, (i) reported ownership is as of July 26, 2013, and (ii) the Company understands that the beneficial owners have sole voting and investment power with respect to the shares beneficially owned by them.  In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

Beneficial Owner	Shares Owned Beneficially	% of Class
Nicholas G. Karabots, et al	2,503,180 (1)	34.8
Albert V. Russo (Director), Lena Russo, Clifton Russo, Lawrence Russo c/o American Simlex Company 401 Broadway New York, NY 10013	1,273,867 (2)	17.7
John H. Lewis, et al	726,288 (3)	10.1
Robert E. Robotti, et al	571,590 (4)	7.9
Other Directors and Executive Officers
Edward B. Cloues, II	3,000	*
Lonnie A. Coombs	3,766	*
Michael P. Duloc	2,500 (5)	*
Theodore J. Gaasche	-	-
Peter M. Pizza	-	-
Samuel N. Seidman	13,500	*
Christopher V. Vitale	-	-
Jonathan B. Weller	1,800	*
Directors and Executive Officers as a Group (9 persons)	1,298,433 (2),(5)	18.0
_____________________________
*           Indicates less than 1%.

(1)
The following table sets forth information regarding the beneficial ownership of Common Stock by Nicholas G. Karabots, Glendi Publications, Inc. and Kappa Media Group, Inc., each of P.O. Box 736, Fort Washington, PA 19034.  The information in the table is based solely on Amendment No. 29 filed jointly by these persons on July 8, 2013 to the Schedule 13D filed with the Securities and Exchange Commission on August 4, 1993.

Beneficial Owner	Shares Owned Beneficially	% of Class (a)
Nicholas G. Karabots	2,503,180 (b)	34.8
Glendi Publications, Inc.	1,738,424 (c)	24.2
Kappa Media Group, Inc.	512,337 (d)	7.1
_____________________________

(a)	Based upon the number of issued and outstanding shares of Common Stock at July 26, 2013.

(b)
Mr. Karabots has sole power to vote or direct the vote, and sole power to dispose or direct the disposition, of such shares, of which 2,250,761 shares are owned indirectly through Glendi Publications, Inc. and Kappa Media Group, Inc.

(c)	Mr. Karabots has the sole power to vote or direct the vote, and sole power to dispose or direct the disposition, of these shares, which are directly owned by Glendi Publications, Inc.

(d)	Mr. Karabots has the sole power to vote or direct the vote, and sole power to dispose or direct the disposition, of these shares, which are directly owned by Kappa Media Group, Inc.

(2)
Albert V. Russo, Lena Russo, Clifton Russo and Lawrence Russo have reported that they share voting power as to these shares and that each of them has sole dispositive power as to the following numbers of such shares representing the indicated percentages of the outstanding Common Stock:  Albert V. Russo – 821,068 (11.4%); Lena Russo – 33,740 (0.5%); Clifton Russo – 237,617 (3.3%); and Lawrence Russo – 181,442 (2.5%).

(3)
The following table sets forth information regarding the beneficial ownership of Common Stock by John H. Lewis, Osmium Partners, LLC (“Osmium Partners”), Osmium Capital, LP (“Fund I”), Osmium Capital II, LP (“Fund II”), and Osmium Spartan, LP (“Fund III”; Fund I, Fund II and Fund III, collectively, the “Funds”), each of 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904.  The information in the table is based solely on a Form 3 filed jointly by these persons with the Securities and Exchange Commission on July 8, 2013 and a Schedule 13D filed jointly by these persons with the Securities and Exchange Commission on March 27, 2013.

Beneficial Owner	Shares Owned Beneficially	% of Class (a)
John H. Lewis	726,288 (b)	10.1
Osmium Partners	701,788 (c)	9.8
Fund I	248,752 (d)	3.5
Fund II	406,307 (d)	5.6
Fund III	46,729 (d)	*
_____________________________

*	Indicates less than 1%.

(a)	Based upon the number of issued and outstanding shares of Common Stock at July 26, 2013.

(b)
Mr. Lewis has sole power to vote or direct the vote, and sole power to dispose or direct the disposition, of 24,500 of such shares, and shares with Osmium Partners the power to vote or direct the vote, and the power to dispose or direct the disposition, of a total of 701,788 of such shares, which are directly owned by the Funds.

(c)	Osmium Partners shares with Mr. Lewis the power to vote or direct the vote, and dispose or direct the disposition, of these shares, which are directly owned by the Funds.

(d)
The shares are directly owned by the beneficial owner, and the power to vote or direct the vote, and the power to dispose or direct the disposition, of such shares is shared with Mr. Lewis and Osmium Partners.

(4)
The following table sets forth information regarding the beneficial ownership of Common Stock by Robert E. Robotti, Robotti & Company, Incorporated (“R&CoI”), Robotti & Company, LLC (“R&CoL”), Robotti & Company Advisors, LLC (“R&CoA”) and RVB Value Fund, L.P. (“RV”), each of 6 East 43rd Street, New York, NY 11017-4651, Kenneth R. Wasiak of 488 Madison Avenue, New York, NY 10022 and Ravenswood Management Company, L.L.C. (“RMC”), The Ravenswood Investment Company, L.P. (“RIC”) and Ravenswood Investments III, L.P. (“RI”), each of 104 Gloucester Road, Massapequa, NY 11758.  The information in the table is based solely on Amendment 2 filed jointly by these persons on February 15, 2012 to the Schedule 13D filed with the Securities and Exchange Commission on October 26, 2007.

Beneficial Owner	Shares Owned Beneficially		% of Class (a)
Robert E. Robotti	571,590	(b),(c),(d),(e),(f)	7.9
R&CoI	571,590	(b),(c)	7.9
R&CoL	4,100	(b)	*
R&CoA	567,490	(c)	7.9
RV	23,322	(d)	*
Kenneth R. Wasiak	160,887	(d),(e),(f)	2.2
RMC	160,887	(d),(e),(f)	2.2
RIC	86,597	(e)	1.2
RI	50,698	(f)	*
_____________________________

*	Indicates less than 1%.

(a)	Based upon the number of issued and outstanding shares of Common Stock at July 26, 2013.

(b)
Each of Mr. Robotti and R&CoI share with R&CoL the power to vote or direct the vote, and the power to dispose or direct the disposition, of 4,100 shares of Common Stock owned by the discretionary customers of R&CoL.

(c)
Each of Mr. Robotti and R&CoI share with R&CoA the power to vote or to direct the vote, and the power to dispose or direct the disposition, of 406,603 shares of Common Stock owned by the advisory clients of R&CoA.

(d)	Each of RMC and Messrs. Robotti and Wasiak share with RV the power to vote or to direct the vote, and the power to dispose or to direct the disposition, of 23,322 shares of Common Stock owned by RV.

(e)	Each of RMC and Messrs. Robotti and Wasiak share with RIC the power to vote or direct the vote, and the power to dispose or direct the disposition, of 86,597 shares of Common Stock owned by RIC.

(f)	Each of RMC and Messrs. Robotti and Wasiak share with RI the power to vote or to direct the vote, and the power to dispose or direct the disposition, of 50,698 shares of Common Stock owned by RI.

In an institutional investment manager’s report on Form 13F filed by Mr. Robotti with the Securities and Exchange Commission on May 15, 2013, he reported that at March 31, 2013, he had sole voting authority and shared investment discretion over 548,308 shares and sole voting authority and investment discretion over an additional 3,525 shares of Common Stock.

(5)	Held jointly with Mr. Duloc’s spouse.

PROPOSAL NUMBER 1

ELECTION OF DIRECTOR

The Board is a classified board divided into three classes – Class I, Class II and Class III, each of which consists of two directors who serve for a term of three years.  At this Annual Meeting, one Class II director will be elected to serve until the 2016 annual meeting of shareholders and until his successor is elected and qualified.  Effective on the date of the 2013 Annual Meeting, the size of the Board will be reduced from six members to five members and the number of Class II directors will be reduced from two directors to one director.

At the recommendation of its Nominating and Corporate Governance Committee, the Board is nominating Lonnie A. Coombs, who is an incumbent Class II director, for reelection at the Annual Meeting.  Although the Board does not expect that Mr. Coombs will be unable to serve as a director, should he become unavailable it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee recommended to the Board by the Nominating and Corporate Governance Committee or, in the discretion of the Board, the position may be left vacant.

The following information relates to the nominee of the Board for election and the other directors of the Company.

Nominee to serve until the 2016 Annual Meeting of Shareholders (Class II):

LONNIE A. COOMBS, age 65, has been a director of the Company since 2001.  Mr. Coombs is a certified public accountant and provides accounting, tax and business consulting services, and has been engaged in this occupation for more than the past five years with his firm, Lonnie A. Coombs, CPA.  Mr. Coombs brings to the Board the expertise in financial and accounting matters he has accumulated over his approximately 40 years as a practicing certified public accountant, and the diverse business knowledge he has gained in dealing through his practice with a broad range of commercial enterprises.

Directors continuing in office until the 2014 Annual Meeting of Shareholders (Class III):

THEODORE J. GAASCHE, age 51, has been a director of the Company since January 2013 and currently serves as the Vice Chairman of the Executive Committee of the Board.  Mr. Gaasche is the Executive Vice President, Operations of Spartan Organization, Inc., a private company that advises various print, publishing and other portfolio companies.  Mr. Gaasche was the President and Chief Executive Officer of the Company from August 2011 to January 2013.  Mr. Gaasche had served as the Company’s Vice President–Corporate Development from February 2011 to August 2011.  From 2009 through July 2011, he was Executive Vice President, Operations of Spartan Organization.  Mr. Gaasche was the Company’s Vice President–Corporate Development on a less than full-time basis while he also was employed by Spartan Organization.  For over twenty years until 2008, Mr. Gaasche held positions of increasing responsibility at various divisions of SunGard Data Systems Inc., most recently as the Chief Executive Officer of SunGard Availability Services, a division of SunGard that provided disaster recovery, managed information technology and related services.  Mr. Gaasche brings to the Board his extensive business experience, including his knowledge of the Company as its former President and Chief Executive Officer.

ALBERT V. RUSSO, age 59, has been a director of the Company since 1996.  Mr. Russo is the Managing Partner of real estate entities Russo Associates and Pioneer Realty and is a Partner of American Simlex Company, a textile exporter, and has held these positions for more than the past five years.  Mr. Russo is also the Managing Partner of 401 Broadway Building, a real estate company which acquired its principal asset in 2006 from a court appointed receiver for 401 Broadway Realty Company, of which he was a general partner, in connection with the resolution of a dispute among the partners.  Mr. Russo has been involved in the ownership and management of commercial real estate for more than 25 years and contributes to the Board his specialized knowledge of the real estate business.

Directors continuing in office until the 2015 Annual Meeting of Shareholders (Class I):

EDWARD B. CLOUES, II, age 65, has been a director of the Company since 1994 and currently serves as the Chairman of the Board and of the Executive Committee of the Board.  He also serves as a director of Hillenbrand, Inc. and as a director and Chairman of the Board of each of Penn Virginia Corporation and PVR GP, LLC, the General Partner of PVR Partners, L.P.  For more than five years prior to its sale on April 1, 2010, Mr. Cloues was a director, the Chairman of the Board and the Chief Executive Officer of K-Tron International, Inc., a material handling equipment manufacturer.  Prior to joining K-Tron International, Inc., Mr. Cloues was a law firm partner at a major global law firm where he specialized in mergers and acquisitions and other business law matters.  That experience combined with the experience gained from his former 12 year chief executive officer position with K-Tron International, Inc., which had been publicly held prior to its sale, has given him a strong background in dealing with complex business transactions and general management issues.  Additionally, he brings to the Board a broad understanding of governance and compensation issues as a result of his service on several other public company boards.

JONATHAN B. WELLER, age 66, has been a director of the Company since 2007.  After his retirement from full-time employment in April 2006, Mr. Weller worked as an Adjunct Lecturer at the Wharton School of the University of Pennsylvania from January 2007 to May 2009.  From June 2004 to April 2006, Mr. Weller was Vice Chairman of Pennsylvania Real Estate Investment Trust, a public national owner, manager and operator of retail properties.  He also served as Pennsylvania Real Estate Investment Trust’s President and Chief Operating Officer from 1994 to June 2004, and served on its Board of Trustees from 1994 to March 2006.  Mr. Weller is a director of PVR GP, LLC, the General Partner of PVR Partners, L.P. (“PVR”) and had been a director of PVG GP, LLC, the General Partner of Penn Virginia GP Holdings, L.P., prior to its merger with PVR.  He also is a member of the Advisory Board of Momentum Real Estate Fund, LLC.  Mr. Weller brings to the Board 36 years of experience in the real estate business as well as experience in dealing with complex financial transactions.  Also, his service on other public company boards enhances the Board’s ability to deal with governance and compensation matters.

Director continuing in office until the 2013 Annual Meeting of Shareholders (Class II):

SAMUEL N. SEIDMAN, age 79, has been a director of the Company since 1977.  Mr. Seidman is the President of Seidman & Co., Inc., an economic consulting and investment banking firm that he founded, and also serves as a director and Chairman of the Board of Productivity Technologies Corp., a manufacturer of metal forming and materials handling automation equipment and a wirer of control panels.  He has held these positions for more than the past five years.  He is a former director of InkSure Technologies Inc.  Mr. Seidman provides the Board with his experience as a public company director, having served on a number of boards over the years.  He also has a strong business background both through operating his own economic consulting and investment banking business and having managed several other businesses.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II NOMINEE.

PROPOSAL NUMBER 2

ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission.  The compensation paid to the Company’s named executive officers subject to the vote is disclosed in the compensation table, and the related narrative disclosure contained in this Proxy Statement.

The Board is asking the shareholders to indicate their support for the compensation paid to the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of AMREP Corporation hereby APPROVE, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the executive compensation table and narrative discussion accompanying the proxy statement.”

Because the vote is advisory, it is not binding on the Board or the Company.  In accordance with the Dodd-Frank Act, the vote to approve the compensation of the Company’s named executive officers shall not be construed: (i) as overruling any decision by the Company or the Board; (ii) to create or imply any change in the fiduciary duties of the Company or the Board; or (iii) to create or imply any additional fiduciary duties for the Company or the Board.  Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER 3

ADVISORY VOTE ON PREFERRED FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act and Section 14A of the Exchange Act, the Company’s shareholders are entitled, at least once every six years, to indicate on an advisory basis their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement.  Accordingly, the Company is asking shareholders to indicate whether they would prefer an advisory vote every one year, every two years or every three years.  Alternatively, shareholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation paid to the Company’s named executive officers be submitted to the shareholders every year. The Board believes that an annual advisory vote on executive compensation will allow the shareholders of the Company to provide the Company with their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the Company’s proxy statement every year and that an annual advisory vote on executive compensation is consistent with the Company’s general policy of seeking input from, and engaging in discussions with, the shareholders of the Company on corporate governance matters and the Company’s executive compensation philosophy, policies and practices.

Accordingly, the Board is asking shareholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. Shareholders may cast a non-binding advisory vote on their preferred voting frequency by selecting the option of one year, two years, or three years, or abstain from voting, when voting in response to the following resolution:

“RESOLVED, that the shareholders of AMREP Corporation hereby determine, on a nonbinding advisory basis, whether the preferred frequency of a shareholder advisory vote on the executive compensation paid to the Company’s named executive officers as set forth in the Company’s proxy statement should be every one year, every two years, or every three years.”

While the Board believes that its recommendation is appropriate at this time, the shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding shareholder advisory vote on the approval of the Company’s executive officer compensation practices should be held every one year, every two years or every three years.  The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the shareholders.

In accordance with the Dodd-Frank Act, the vote on the frequency of the shareholder advisory vote on the compensation of the Company’s named executive officers shall not be construed: (i) as overruling any decision by the Company or the Board; (ii) to create or imply any change in the fiduciary duties of the Company or the Board; or (iii) to create or imply any additional fiduciary duties for the Company or the Board.  Nevertheless, the Board and the Compensation Committee value the opinions of the shareholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the shareholders’ concerns and evaluate any appropriate next steps.  However, because this vote is advisory and therefore not binding on the Board or the Company, the Board may decide that it is in the best interests of the shareholders that the

Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE OF “ONE YEAR” FOR THE PREFERRED FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS SET FORTH IN THIS PROXY STATEMENT.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Governance Standards

The Company’s Common Stock is listed on the New York Stock Exchange, and the Company is subject to the Exchange’s Corporate Governance Standards (the “Governance Standards”). The Governance Standards, among other things, generally require a listed company to have independent directors within the meaning of the Governance Standards as a majority of its board of directors and for the board to have an audit committee, a nominating/corporate governance committee and a compensation committee, each composed entirely of independent directors.

Prior to May 29, 2012, the Company was a “controlled company” within the meaning of the Governance Standards because Nicholas G. Karabots and entities related to him had the power to vote more than a majority of the outstanding Common Stock.  The Governance Standards permit a controlled company to choose not to comply with its requirements for nominating/corporate governance and compensation committees.  The Board chose not to have a nominating/corporate governance committee and to have Mr. Karabots, who was not an independent director, as one member of the Board’s Compensation and Human Resources Committee.  Mr. Karabots did not qualify as an independent director under the Governance Standards because he owned, and he and certain of his family members were executives of, publishers that were customers for the Company’s newsstand distribution and subscription and product fulfillment services for which the payments involved were in amounts greater than permitted under the Governance Standards for a director to be considered independent.  Also, his son-in-law, Michael P. Duloc, was the President and Chief Executive Officer of the constituent companies of the Company’s Media Services businesses.

On May 29, 2012, Mr. Karabots through a charitable gift of shares of Common Stock reduced the percentage of the Company’s outstanding shares of Common Stock that he and entities related to him had the power to vote to 45.9% and, accordingly, the Company ceased to be a controlled company within the meaning of the Governance Standards.  The Board has since established its Nominating and Corporate Governance Committee, which meets the requirements of the Governance Standards.  The Governance Standards applicable to the Company’s loss of controlled company status allowed it a period of up to one year before its Compensation and Human Resources Committee must have been comprised entirely of independent directors, and Mr. Karabots continued as a member of that Committee until his resignation from that Committee on November 28, 2012.  On November 28, 2012, the Board appointed Jonathan B. Weller as a member and chairman of the Compensation and Human Resources Committee.  In addition, Mr. Karabots resigned from the Board on January 22, 2013 and informed the Board that he did so due to the increased demands of his privately-held businesses during the past several years which have significantly reduced the time he had available to devote to Company matters.

Based principally on their responses to questions to these persons regarding the relationships addressed by the Governance Standards and discussions with them, the Board has determined that other than his service as a director, each of Edward B. Cloues, II, Lonnie A. Coombs, Albert V. Russo, Samuel N. Seidman and Jonathan B. Weller has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and, therefore, meets the director independence requirements of the Governance Standards, including the heightened independence standards applicable to audit committees and compensation committees.  The Board was informed that Mr. Coombs, who is a certified public accountant, (i) for many years has provided, and expects to continue to provide, business and tax consulting services to certain companies owned by Mr. Karabots, including companies that are customers for the Company’s newsstand distribution and subscription and product fulfillment services, (ii) the revenues from such business and tax consulting services for the Company’s last three fiscal years have accounted for from 5.3% to 13.5% of Mr. Coombs’ professional service revenues over those periods and (iii) Mr. Coombs is also a director of a private company controlled by Mr. Karabots and in the past has served as a director of other such companies.  However, the Board concluded that Mr. Coombs’ relationships with Mr. Karabots and his companies is as an independent contractor, and not as an employee, partner, shareholder or officer, and would not interfere with Mr. Coombs’ independence from the Company’s management.

As required by the Governance Standards, the Board has adopted Corporate Governance Guidelines (the “Guidelines”) that address various matters involving the Board and the conduct of its business.  The Board has also adopted a Code of Business Conduct and Ethics setting forth principles of business conduct applicable to the directors, officers and employees of the Company.  The Guidelines and Code of Business Conduct and Ethics, as well as the charters of the Board’s Nominating and Corporate Governance Committee, Audit Committee and Compensation and Human Resources Committee, may be viewed under “Corporate Governance” on the Company’s website at www.amrepcorp.com, and written copies will be provided to any shareholder upon written request to the Company at AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary.  The Company intends to disclose on its website any amendment to or waiver of any provision of the Code of Business Conduct and Ethics that applies to any of its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Directors are expected to attend Annual Meetings of Shareholders, and all of the directors attended last year’s Annual Meeting.  The Board held seven meetings during the last fiscal year, and all of the directors attended at least 75% of the total of those meetings and the meetings during such year of the Board Committees of which they were members.  Pursuant to the Guidelines, the Board has established a policy that the non-management directors meet in executive session at least twice per year and that the independent directors also meet in executive session at least twice per year.  Since December 31, 2010, no member of management has been a director.  The Chairman of the Board (currently, Edward B. Cloues, II), if in attendance, will be the presiding director at each such executive session; otherwise, those attending may select a presiding director.

Any shareholder or other interested person wishing to communicate with the Board or any of the directors may send a letter addressed to the member or members of the Board to whom the communication is directed in care of AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary.  All such communications will be forwarded to the specified addressee(s).

Executive Committee and Board Leadership Structure

The Board has an Executive Committee, which generally has the power of the Board and acts, as needed, between meetings of the Board.  Since the Company has no chief executive officer, the Executive Committee is charged with the oversight of the Company’s business.  The members of the Executive Committee are Messrs. Cloues, Gaasche and Russo.  Mr. Cloues is Chairman of the Board and of the Executive Committee, and Mr. Gaasche is Vice Chairman of the Executive Committee.  During the last fiscal year, the Executive Committee held one meeting on a formal basis and its members interacted frequently on an informal basis.

While it is unusual for a company not to have a chief executive officer, the Company believes that its leadership structure is appropriate and works well for it since, as previously noted, the membership of the Executive Committee includes Mr. Cloues who is an experienced former public company chief executive officer, Mr. Gaasche who is the former chief executive officer of the Company and Mr. Russo who is one of the major shareholders of the Company.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee that operates under a written charter adopted by the Board.  Each member of the Nominating and Corporate Governance Committee is

an independent director, as defined by the Governance Standards.  The members of this Committee are Messrs. Cloues (Chairman), Coombs, Russo, Seidman and Weller, each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards.  This Committee reports regularly to the Board concerning its activities.  The Nominating and Corporate Governance Committee held two meetings during the last fiscal year.  In addition, a subcommittee of the Nominating and Corporate Governance Committee held two meetings during the last fiscal year to consider and approve certain related party transactions.

The duties of the Nominating and Corporate Governance Committee include identifying individuals the Committee considers qualified to be elected Board members consistent with criteria approved by the Board, and recommending persons to be nominated by the Board for election by the shareholders.  When considering a nominee for election as a director, the Committee considers the experience, skills and knowledge of business and management practices a candidate may possess and the perspective he or she may bring to the Board, and employs criteria calling for, among other things, the person’s personal and professional integrity, good judgment, high level of ability and business acumen, and experience in the Company’s industries, as well as the ability of the nominee to devote sufficient time to performing their duties on the Board in an effective manner.  Although the Committee has no specific policy regarding the diversity of the membership of the Board, it is the objective of the Committee that the Board be comprised of persons of diverse backgrounds such that as a unit the members of the Board will possess the necessary skills to appropriately discharge their responsibilities as the Company’s directors.  The Committee is also responsible for periodically reviewing and recommending changes to the Guidelines and for overseeing the Company’s corporate governance practices.

The Nominating and Corporate Governance Committee will consider candidates for director recommended by shareholders on the same basis as any other proposed nominees.  Any shareholder desiring to propose a candidate for selection as a nominee of the Board for election at the 2014 Annual Meeting of Shareholders may do so by sending a written communication no later than May 1, 2014 to the Nominating and Corporate Governance Committee, AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary, identifying the proposing shareholder, specifying the number of shares of Common Stock held and stating the name and address of the proposed nominee and the information concerning such person that the regulations of the Securities and Exchange Commission require be included in a proxy statement relating to such person’s proposed election as a director.

Audit Committee

The Board has an Audit Committee that operates under a written charter adopted by the Board.  Each member of the Audit Committee is an independent director, as defined by the Governance Standards.  The members of this Committee are Messrs. Coombs (Chairman), Seidman and Weller, each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards.  The Board has also determined that Mr. Coombs, who is a certified public accountant, qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations.  This Committee reports regularly to the Board concerning its activities.  The Audit Committee held eight meetings during the last fiscal year.

The duties of the Audit Committee include (i) appointing the Company’s independent registered public accounting firm, approving the services to be provided by that firm and its compensation and reviewing that firm’s independence and performance of services, (ii) reviewing the scope and results of the yearly audit by the independent registered public accounting firm, (iii) reviewing the Company’s system of internal controls and procedures, (iv) reviewing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements, (v) reviewing the Company’s financial reporting and accounting standards and principles and (vi) overseeing the administration and enforcement of the Company’s Code of Business Conduct and Ethics.  In addition to the Audit Committee’s responsibilities set forth above, the Audit Committee has, pursuant to its charter, primary responsibility in the oversight of risks that could affect the Company.

Compensation and Human Resources Committee

The Board has a Compensation and Human Resources Committee that operates under a written charter adopted by the Board.  Each member of the Compensation and Human Resources Committee is an independent director, as defined by the Governance Standards.  The members of this Committee are Messrs. Cloues, Russo and Weller (Chairman), each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards.  This Committee reports regularly to the Board concerning its activities.  During the last fiscal year, the Compensation and Human Resources Committee held one meeting on a formal basis and met periodically on an informal basis.

The Compensation and Human Resources Committee is responsible for reviewing and approving the corporate goals and objectives applicable to the Company’s chief executive officer and determining his compensation and that of the Company’s other executive officers, establishing overall compensation and benefit levels and fixing bonus pools for other employees, and making recommendations to the Board concerning other matters relating to employee and director compensation.  With respect to salaries, bonuses and other compensation and benefits, the decisions and recommendations of the Compensation and Human Resources Committee are subjective and are not based on any list of specific criteria.  In the past, factors influencing the Committee’s decisions regarding executive salaries have included the Committee’s assessment of the executive’s performance and any changes in functional responsibility.  In determining the salary to be paid to a particular individual, the Committee applies these and other criteria, while also using its best judgment of compensation applicable to other executives holding comparable positions both within the Company and at other companies.  Additionally, the Committee in developing its recommendations regarding director compensation looks to director compensation at other public companies of the Company’s size.  Executive officers of the Company do not play a role in determining their compensation.  Neither the Board nor the Committee has engaged compensation consultants for the purposes of determining or advising upon executive or director compensation.

Risk Oversight

The full Board and its Executive Committee are actively involved in risk oversight and management of risk, with the full Board having ultimate responsibility for the oversight of risks facing the Company and for the management of those risks, but the Audit Committee conducts preliminary evaluations of risk and addresses risk prior to review by the Board.  The Audit Committee considers and reviews with management the Company’s internal control processes.  The Audit Committee also considers and reviews with the Company’s independent registered public accounting firm the adequacy of the Company’s internal controls, including the processes for identifying significant risks or exposures, and elicits recommendations for the improvement of such procedures where needed.  In addition to the Audit Committee’s role, the full Board is involved in the oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities.  Members of the Company’s senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Executive Committee or the Board as a whole.  Members of the Company’s senior management have an open line of communication to the Executive Committee and the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or Audit Committee or Executive Committee members as matters requiring attention arise.

In furtherance of its risk oversight responsibilities, the Board has evaluated the Company’s overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by the Company and their management, has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company, and has concluded that the risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE OFFICERS

For information with respect to executive officers, see “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K for the year ended April 30, 2013, filed pursuant to the Securities Exchange Act of 1934.

COMPENSATION OF EXECUTIVE OFFICERS

The following table contains summary information regarding the compensation of the Company’s executive officers as required by Item 402(n) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	All Other Compensation(2) ($)	Total ($)
MICHAEL P. DULOC(3) President and Chief Executive Officer of the Company’s Media Services business	2013 2012	382,500 382,500	7,560(4) -(4)	80,281(5) 62,973(5)	462,781 445,473
PETER M. PIZZA Vice President and Chief Financial Officer of the Company	2013 2012	197,400 196,695	- -	6,253 6,146	203,653 202,841
CHRISTOPHER V. VITALE(6) Vice President, General Counsel and Secretary of the Company	2013	33,409	-	1,175	34,584
THEODORE J. GAASCHE(2), (7) Vice Chairman of the Executive Committee of the Board; Former President and Chief Executive Officer of the Company	2013 2012	272,308 346,738	- -	4,355 5,112	276,663 351,850
IRVING NEEDLEMAN(8) Former Vice President, General Counsel and Secretary of the Company	2013 2012	181,738 196,695	- -	684 653	184,422 197,348
_____________________________

(1)        The year references are to the fiscal years ended April 30.

(2)
The amounts reported include auto allowances for certain of the named executives and payment of life insurance premiums and, additionally, in the case of Mr. Duloc, other perquisites and personal benefits.

(3)
The Company is a holding company which does substantially all of its business through three indirect wholly-owned subsidiaries (and their subsidiaries).  These indirect wholly-owned subsidiaries are Palm Coast Data LLC (“Palm Coast”), Kable Media Services, Inc. (“Kable”) and AMREP Southwest Inc. (“ASW”).  The Company has no chief executive officer, with Messrs. Duloc and Gaasche serving as co-principal executive officers.  Mr. Duloc is the Chief Executive Officer of Palm Coast and Kable.  Mr. Gaasche, in his capacity as Vice Chairman of the Executive Committee (the “Executive Committee”) of the Board, oversees the operations of ASW.

(4)
The Compensation and Human Resources Committee established an incentive compensation plan for fiscal 2012 and fiscal 2013 for Mr. Duloc under which he was entitled to earn a cash bonus based upon the levels of revenue and earnings (as defined) attributable to the Company’s Media Services business above stated targets.  For 2012, the targets were not reached and no bonus was earned.  On June 27, 2013, the Compensation and Human Resources Committee determined that one target was reached and a bonus was earned for 2013.

(5)
In addition to auto allowances and payment of life insurance premiums, the amounts reported include housing expenses of $49,538 for 2012 and $64,906 for 2013, and partial reimbursement for club membership dues.

(6)	Mr. Vitale joined the Company in March 2013.

(7)
Mr. Gaasche ceased being an officer and employee effective January 22, 2013. On January 22, 2013, Mr. Gaasche was appointed Vice Chairman of the Executive Committee.  Amounts reported in the table relate to executive compensation only and do not include director compensation for board service that commenced after Mr. Gaasche’s employment with the Company ceased on January 22, 2013.  See “Compensation of Directors.”

(8)	Mr. Needleman ceased being an officer effective March 7, 2013, and his employment ended on March 29, 2013.

Messrs. Duloc and Pizza have been Company employees since prior to March 1, 2004 and participate in the Company’s Retirement Plan for Employees (the “Retirement Plan”), which was amended effective January 1, 1998 to change it into a cash balance defined benefit plan.  The Retirement Plan was subsequently frozen effective March 1, 2004, so that in the determination of the benefit payable, a participant’s compensation from and after March 1, 2004 is not taken into account.  A participant’s benefit under the amended Retirement Plan is now comprised of (a) the participant’s cash balance as of February 29, 2004, plus interest on the cash balance (currently credited annually at the 30-year Treasury Rate for December of the previous year as published by the Board of Governors of the Federal Reserve System), and (b) the participant’s periodic pension benefit under the Retirement Plan as at December 31, 1997 had the participant been at normal retirement age at that date.  Assuming that they (i) continue to be employed until age 65 and (ii) elect the life annuity form of pension, the annual retirement benefits are estimated to be $9,993 for Mr. Duloc and $5,118 for Mr. Pizza.

The Company’s executive officers are not subject to agreements or other arrangements that provide for payments upon a change in control of the Company.  The Company’s policies for severance payments upon termination of employment apply to the executive officers on the same basis as the Company’s other salaried employees.  Additionally, the Compensation and Human Resources Committee retains the discretion to enter into severance agreements with individual executive officers on terms satisfactory to it.

In 2006, the Board adopted, and the shareholders approved, the 2006 Equity Compensation Plan (the “Equity Plan”), which authorizes stock-based awards of various kinds to employees covering up to a total of 400,000 shares of Common Stock.  While there are no individual agreements in place, under the terms of the Equity Plan its administrator has the discretion to accelerate the vesting of, or otherwise remove restrictions on, awards under the Equity Plan upon a change in control of the Company.  No awards have been made under the Equity Plan.  If awards are made in the future, the administrator of the Equity Plan would have a wide range of options to respond to changes in control in the best interests of the Company’s shareholders.

COMPENSATION OF DIRECTORS

Compensation for the non-employee members of the Board is approved by the Board, which considers recommendations for director compensation from the Company’s Compensation and Human Resources Committee.

Each non-employee member of the Board is paid an annual fee of $80,000 in equal quarterly installments and an additional $1,500 for each Board meeting attended in person or by telephone at meetings called for attendance in person and $500 for each Board meeting attended by telephone unless, in the case of a telephonic meeting, the Board determines that the meeting and attendant preparation were so brief that no payment is warranted.  Additionally, the Chairmen of the Audit Committee and the Compensation and Human Resources Committee are each paid an annual fee of $7,500, and each other member of those Committees is paid an annual fee of $5,000, in equal quarterly installments.  The members of the Nominating and Corporate Governance Committee serve without additional compensation.  Also, in addition to the fees described above, Edward B. Cloues, II is paid an annual fee of $135,000 for his services as Chairman of the Board and of the Executive Committee in equal monthly installments, and Theodore J. Gaasche is paid a monthly fee of $5,000 for his services as Vice Chairman of the Executive Committee.

The following table summarizes the compensation earned by the Company’s directors for fiscal 2013:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Edward B. Cloues, II	228,500	228,500
Lonnie A. Coombs	96,000	96,000
Theodore J. Gaasche(1)	25,056	25,056
Nicholas G. Karabots(2)	168,376(3)	168,376(3)
Albert V. Russo	93,500	93,500
Samuel N. Seidman	93,500	93,500
Jonathan B. Weller	96,068	96,068
_____________________________

(1)	On January 22, 2013, the Board elected Mr. Gaasche as a member of the Board, and the fees reflected above relate to Board service after such election.

(2)	On January 22, 2013, Mr. Karabots resigned from the Board.

(3)
Includes $90,000 paid to a company owned by Mr. Karabots for making him available to serve as Vice Chairman of the Board and of the Executive Committee, which services and the payment therefor ended when he resigned from the Board on January 22, 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of April 30, 2013 concerning Common Stock of the Company that is issuable under its compensation plans.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareholders	-	-	400,000(1)
Equity compensation plans not approved by shareholders	-	-	-
Total	-	-	400,000
_____________________________

(1)	Represents shares of Common Stock available for grant under the Equity Plan.

CERTAIN TRANSACTIONS

On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company, in exchange for 575,593 shares of Common Stock, acquired various rights to distribute magazines for its distribution business.  Prior to that date Mr. Karabots had no affiliation with the Company.  The distribution rights covered various magazines published by unaffiliated publishers, as well as magazines published by Mr. Karabots’ companies.  Mr. Karabots was a director and Vice Chairman of the Board and of the Executive Committee until January 22, 2013 and was Chairman of the Compensation and Human Resources Committee until November 28, 2012.  Mr. Karabots is the father-in-law of Michael P. Duloc, one of the Company’s executive officers.  Mr. Duloc’s spouse, who is Mr. Karabots’ daughter, is an officer of one of Mr. Karabots’ companies to which the Company provides services.

A committee of the Board (the “Independent Committee”), comprised of directors whom the Board found to be independent of Mr. Karabots, was established with authority to consider and, if deemed appropriate, to approve new contracts and material modifications to existing contracts between the Company and companies owned or controlled by Mr. Karabots.  The Independent Committee had no written charter establishing its policies and procedures.  The approvals it has granted were based upon determinations after due inquiry that the contract terms were fair and reasonable and no less favorable to the Company than would be obtained in an arm’s length transaction with a non-affiliate having a volume of business with the Company comparable to that of Mr. Karabots.  The most recent members of the Independent Committee were Messrs. Russo, Seidman and Weller.  The Nominating and Corporate Governance Committee, which was established in June 2012 and is comprised of all of the independent directors, has succeeded to the responsibilities of the Independent Committee, and the terms of any future material transaction with Mr. Karabots or companies owned or controlled by Mr. Karabots, including his publishing company, will be subject to the approval of that Committee or a subcommittee of that Committee.

The conduct of the Company’s magazine distribution business involves the purchase of magazines from publishing companies, including a company owned or controlled by Mr. Karabots, and their resale to wholesalers.  During the fiscal years ended April 30, 2012 and April 30, 2013, the Company distributed magazines published by Mr. Karabots’ company pursuant to a distribution contract, as amended, approved by the Independent Committee that expires June 30, 2014.  Mr. Karabots’ company is the Company’s largest magazine distribution services customer.  The Company’s revenue from its distribution contract with Mr. Karabots’ company was approximately $1,342,000 for fiscal 2012 and $1,238,000 for fiscal 2013.

Additionally, the Company provides subscription and product fulfillment services for Mr. Karabots’ company.  The most recent contract for those services, which was approved by the Independent Committee, expired on June 30, 2008.  The Company has continued to provide subscription and product fulfillment services to Mr. Karabots’ company under the terms of the expired contract on a month-to-month basis and the parties continue to engage in negotiations for a renewal.  The parties have been unable to reach agreement on pricing for the renewal.  During fiscal 2012, Mr. Karabots’ company deducted 10%, or approximately $15,000 for fiscal 2012, from the amounts it was billed for subscription fulfillment services.  The product fulfillment services have been provided at the historic prices, which amounted to approximately $40,000 for fiscal 2012 and $28,000 for fiscal 2013.  The Company’s revenue from the subscription services it provided to Mr. Karabots’ company was approximately $163,000 for fiscal 2012 and $192,000 for fiscal 2013.

For its fiscal year ended April 30, 2012, the Company’s revenues from the newsstand distribution, subscription and fulfillment services it provided to Mr. Karabots’ company amounted to approximately $1,545,000, which was approximately 2% of the Company’s consolidated revenues for that period.  For its fiscal year ended April 30, 2013, the Company’s revenues from the newsstand distribution, subscription and fulfillment services it provided to Mr. Karabots’ company amounted to approximately $1,458,000, which was approximately 2% of the Company’s consolidated revenues for that period.

In the newsstand distribution services industry, it is a customary practice that advance payments for magazine purchases are made by distributors to publishers based upon estimates of the amounts that will be due to them from the sales of the publications to the buying public.  If the actual sales are less than estimated, overadvances will result, which the publishers are obligated to repay.  It generally takes several months following the date that a publication goes on sale to determine its complete sales history.  The Company’s distribution contract with Mr. Karabots’ company calls for the advance payments to be based upon the sales histories of the publications involved.  The overadvances to Mr. Karabots’ company in fiscal 2012 and 2013 were, in large part, attributable to sales declines for a number of those publications and those overadvances dissipated over time as the historic sales became more closely related to the actual sales.  Based upon the Company’s estimates of actual sales, the Company believes that the highest net amount of the overadvances to Mr. Karabots’ company was approximately $2,238,000 during fiscal 2012 and $1,313,000 during fiscal 2013, and that at April 30, 2013 it was $60,000.

ASW had a loan originally from Compass Bank (the “Loan”) in the principal amount of $16,214,000 as of July 2012 that was scheduled to mature on September 1, 2012.  The interest on the Loan was at the fluctuating rate of reserve adjusted 30-day LIBOR plus 3.5%, but not less than 5.0%, payable monthly, was secured by a mortgage on real estate owned by ASW having an appraised value as of October/November 2011 of $49,145,000, and required the payment of certain quarterly installments of principal.  Compass Bank had rejected the Company’s request for an extension of the Loan’s maturity and the Company, despite a number of efforts over the prior several years, had not been successful in identifying any source of refinancing the Loan.

On August 13, 2012, Kappa Lending Group, LLC (“Kappa Lending”), an entity established and wholly-owned by Nicholas G. Karabots, the then Vice Chairman of the Board and Executive Committee and beneficial owner of 45.9% of the outstanding Common Stock, acquired the Loan for a discounted price of $15,250,000 plus accrued interest.  On August 24, 2012, Kappa Lending and ASW amended the Loan, with the approval of a subcommittee of the Nominating and Corporate Governance Committee comprised of disinterested directors, to extend the Loan’s maturity to December 1, 2012 on its existing terms, except that no payments of principal would be required prior to that date.  In August 2012, Albert V. Russo, a member of the Board, purchased a 20% participation in the Loan from Kappa Lending.

On November 19, 2012, Kappa Lending and ASW further amended the Loan, with the approval of a subcommittee of the Nominating and Corporate Governance Committee comprised of disinterested directors, effective December 1, 2012.  The material terms of that amendment were as follows:

•	The maturity of the Loan was extended by five years to December 1, 2017.

•	Beginning December 1, 2012, the Loan bears interest monthly at 8.5% per annum.

•
No payments of principal are required until maturity except that on a quarterly basis ASW is required to make principal payments in an amount equal to 25% of the net cash from sales of land (as defined) it received in the prior quarter.

•
As additional security for the Loan in excess of that provided to Compass Bank, Kappa Lending has received a pledge of the stock of ASW’s wholly-owned subsidiary, Outer Rim Investments, Inc., and a first mortgage on the land ASW owns in Rio Rancho, New Mexico that was not previously mortgaged to secure the Loan.  Outer Rim Investments, Inc. owns approximately 12,000 acres of land in Sandoval County, New Mexico, largely comprised of scattered lots, which at present is not being actively offered for sale and which is not subject to any mortgage in favor of Kappa Lending.

•
A sale transaction by ASW of the newly mortgaged land for more than $50,000 or of any ASW-owned land other than land zoned and designated as a residential classification for more than $100,000 requires the approval of Kappa Lending.  Otherwise, Kappa Lending is required to release the lien of its mortgage on any land being sold by ASW in the ordinary course to an unrelated party on terms ASW believes to be commercially reasonable and at a price ASW believes to be not less than the land’s fair market value or, in the case of the newly mortgaged land, its wholesale value, upon receipt of ASW’s certification to such effect.

•
The Loan may be prepaid at any time without premium or penalty except that if the prepayment is in connection with the disposition of ASW or substantially all of its assets there is a prepayment premium, initially 5% of the amount prepaid, with the percentage declining by 1% each year.

•
The Loan continues to contain a number of covenants and restrictions, including a requirement that ASW maintain a cash reserve of not less than $500,000 in the control of Kappa Lending to fund interest payments and covenants requiring ASW to maintain a minimum tangible net worth (as defined) and restricting ASW from making any distributions or other payments to the Company beyond a stated management fee, which management fee ASW is not currently paying to the Company.

•	The requirement that the appraised value of the collateral be at least 2.5 times the outstanding principal of the Loan was eliminated.

The largest principal amount of the Loan outstanding at any time from August 13, 2012 through April 30, 2013 was $16,214,000 and the amount of interest paid and payable on the Loan from August 13,

2012 through April 30, 2013 was $814,473.  At April 30, 2013, the outstanding principal of the Loan was $16,007,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and holders of more than 10% of its Common Stock to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission and the New York Stock Exchange.  The related regulations require directors, officers and greater than 10% shareholders to provide copies of all Section 16(a) reports to the Company.

Based solely on a review of the copies of the reports received by the Company and certain written representations from the directors and executive officers, the Company believes that for the fiscal year ended April 30, 2013, all required Section 16(a) reports were filed on a timely basis.

AUDIT-RELATED MATTERS

The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal year ended April 30, 2013 have been audited by McGladrey LLP, an independent registered public accounting firm.  No representative of McGladrey LLP is expected to attend the Annual Meeting.  The Audit Committee has not yet approved the retention of an independent registered public accounting firm for fiscal 2014 as the Company customarily makes its selection later in its fiscal year but engages the prior year’s independent registered public accounting firm to perform quarterly reviews pending the current year’s audit engagement.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2013 with management, which has primary responsibility for the financial statements.  McGladrey LLP, as the Company’s independent registered public accountants for fiscal 2013, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.  The Committee has discussed with McGladrey LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  McGladrey LLP has provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with McGladrey LLP that firm’s independence.  Based on these considerations, the Audit Committee has recommended to the Board that the financial statements audited by McGladrey LLP be included in the Company’s Annual Report on Form 10-K for fiscal 2013 for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors who constitute the Audit Committee:

Lonnie A. Coombs, Chairman
Samuel N. Seidman
Jonathan B. Weller

Audit Fees

The following table sets forth certain information concerning the fees of McGladrey LLP for the Company’s last two fiscal years.  The reported fees, except the Audit Fees, are amounts billed to the Company in the indicated fiscal years.  The Audit Fees are for services for those fiscal years.

	Fiscal Year Ended April 30,
	2013	2012
Audit Fees(1)	$169,300	$169,100
Audit-Related Fees(2)	30,750	30,750
Tax Fees(3)	51,850	35,690
All Other Fees(4)	9,000	-
Total	$260,900	$235,540
________________________

(1)
Consists of fees for the audit of the Company’s annual financial statements and reviews of the unaudited financial statements included in the Company’s quarterly reports to the Securities and Exchange Commission on Form 10-Q.

(2)	Consists of fees for the audits of employee benefit plans.

(3)
Includes fees for tax compliance, tax advice and tax planning.  The services principally involved reviews of the Company’s federal and certain state income tax returns, assistance in responding to federal and state income tax audits, and research and advice on miscellaneous tax questions.

(4)	Consists of fees in 2013 in connection with the Company’s filing of a registration statement under the Securities Act of 1933, as amended.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit services to be provided by the independent registered public accountants and, separately, all permitted non-audit services to be performed by the independent registered public accountants.

OTHER MATTERS

The Board knows of no matters that will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement.  Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

The Company will bear the cost of this solicitation of proxies.  In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of Common Stock held in their names.  Directors, officers and employees of the Company may solicit proxies on behalf of the Board but will not receive any additional compensation therefor.

SHAREHOLDER PROPOSALS

From time to time, shareholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting.  Shareholders who intend to present proposals at the 2014 Annual Meeting of Shareholders and who wish to have such proposals included in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 300 Alexander Park, Suite 204, Princeton, New Jersey 08450, not later than April 17, 2014.  Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement.  For any proposal that is not submitted for inclusion in next year’s Proxy Statement but is, instead, sought to be presented directly at the 2014 Annual Meeting of Shareholders, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company does not receive notice of the proposal prior to the close of business on July 1, 2014.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to shareholders and, if applicable, notices of Internet availability of proxy materials, with respect to two or more shareholders sharing the same address by delivering a single copy of the material addressed to those shareholders.  This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. The Company and some brokers may household notices of Internet availability of proxy materials, annual reports to shareholders and proxy materials, by delivering a single copy of the material to multiple shareholders sharing the same address unless contrary instructions have been received from the affected shareholders.

If a shareholder wishes to receive a separate notice of Internet availability of proxy materials, the annual report to shareholders or proxy statement, or if a shareholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the shareholder should submit a request by phone or in writing to the shareholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the shareholder, to the Company’s transfer agent, Registrar and Transfer Company, P.O. Box 645, Cranford, New Jersey 07016-0645, (800) 368-5948.

By Order of the Board of Directors

Christopher V. Vitale, Secretary

Dated:  August 15, 2013

REVOCABLE PROXY
AMREP CORPORATION

SOLICITED BY BOARD OF DIRECTORS FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

OFFICES OF DRINKER BIDDLE & REATH LLP
ONE LOGAN SQUARE, SUITE 2000, PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 19, 2013, 9:00 A.M. LOCAL TIME

The undersigned hereby appoints Peter M. Pizza and Christopher V. Vitale, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 2013 Annual Meeting of Shareholders of AMREP Corporation, and any continuation or adjournment thereof, for the election of directors as set forth in the Notice of 2013 Annual Meeting of Shareholders and Proxy Statement of the Board of Directors, and upon all other matters which come before said meeting or any continuation or adjournment thereof.

Mark here for address change. ☐

____

____

____

IMPORTANT ANNUAL MEETING INFORMATION

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/6674

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	
1. The election of one (1) director.	☐	☐	

The election as director of the nominee listed below:

Nominee
01 Lonnie A. Coombs

This proxy is solicited by the Board of Directors. A vote FOR PROPOSALS 1 AND 2 and FOR ONE YEAR FREQUENCY on PROPOSAL 3 is recommended by the Board of Directors.

Receipt of the Notice of 2013 Annual Meeting of Shareholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

Unless otherwise specified, this proxy will be voted FOR Proposals 1 and 2 and for a One Year Frequency on Proposal 3.

Please be sure to date and sign this proxy card in the box below. | Date

Sign above —— Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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